Exhibit 10.21

BROADCASTING MEDIA PARTNERS, INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

REFERENCE NUMBER: 2007-SE

Participant:

Grant Date:

Number of Units:	Restricted Preferred Stock Units, [ Restricted Class A Common Stock Units]ii and Restricted Class L Common Stock Units (collectively, the “Units”). Each Restricted Preferred Stock Unit represents one notional share of Preferred Stock issued by Broadcast Media Partners Holdings, Inc., par value $0.001. Each [Restricted Class A Common Stock Unit represents one notional share of Class A-1 Common Stock, par value $0.001, issued by Broadcasting Media Partners, Inc. (“Company”) and each]ii Restricted Class L Common Stock Unit represents one notional share of Class L-1 Common Stock, par value $0.001, issued by the Company.[a]

Dividend Equivalents:	If dividends or other distributions are paid in respect of the Shares underlying the Units, then a dividend equivalent equal to the amount paid in respect of one Share shall accumulate and be paid with respect to each unvested Unit at such time as the unvested Unit vests.

Vesting Schedule:	The Units subject to this Award will vest in accordance with the following schedule provided the Participant’s Service has not earlier terminated:

Vesting Date	Number of Units That Vest

1st anniversary of Grant Date	One-third of the each of the total Restricted Preferred Stock Units, [Restricted Class A Common Stock Units]ii and Class L Common Stock Units

2nd anniversary of Grant Date	One-third of the each of the total Restricted Preferred Stock Units, [Restricted Class A Common Stock Units]ii and Class L Common Stock Units

2-1/2 years after Grant Date	One-third of the each of the total Restricted Preferred Stock Units, [Restricted Class A Common Stock Units]ii and Class L Common Stock Units

All unvested Units shall vest upon a Protected Termination (the date of such termination, a Vesting Date) [and, in the event of a termination of Participant’s Service without Good Reason within months following the Grant Date, Restricted Preferred Stock Units, Restricted Class A Common Stock Units and Restricted Class L Common Stock Units shall vest as of the date of such termination].[i]

Forfeiture:	Except as set forth above, the Units will be cancelled upon a termination of Participant’s Service and the Participant shall forfeit any rights with respect

[a]

Andrew W. Hobson received 5,534 Restricted Preferred Stock Units, 19,817 Restricted Class A Common Stock Units and 2,202 Restricted Class L Common Stock Units, together valued at the Grant Date at $3 million. Ray Rodriguez received 6,641 Restricted Preferred Stock Units, 23,780 Restricted Class A Common Stock Units and 2,642 Restricted Class L Common Stock Units, valued at $3.6 million. Joseph Uva received 9,224 Restricted Preferred Stock Units and 3,670 Restricted Common Stock Units. Values were based on the same per share value and are in the same proportion as the Classes of Company Securities being purchased by the Principal Investors as of the closing date of the Merger Agreement.

thereto. [Section 5(e) of the “Award Agreement” (as defined below) shall not apply to Shares issued in settlement of the Units.]ii

Settlement:	Units that become vested shall be settled on the applicable Vesting Date by delivery of the Shares underlying the Unit, unless the Company elects to settle the Units in cash.

Call Right:	Notwithstanding the Award Agreement, the Call Right shall lapse upon an Qualified Public Offering. [In the event the Company does pay all or any portion of the purchase price of the Shares issued in settlement of the Units with a promissory note, pursuant to Section 6(d) of the Award Agreement, the Participant shall be treated no less favorable as other participants in the Plan who, on or about the same date as the Participant, are each subject to a Company repurchase of at least $1 million in Company Securities, such that the percentage of the purchase price for the Shares to be paid with a Company promissory note shall be no less favorable than the percentage of the purchase price for the Company Securities to be paid with a promissory note by the Company to each of such other participants. The Company’s call right expires upon a Qualified Public Offering.]iii

[Withholding:	The Participant may elect to satisfy any applicable tax withholding in connection with the settlement of Units by having Shares otherwise deliverable in such settlement, having a Fair Market Value (as defined in the Plan) equal to the amount of such withholding, withheld by the Company. If the Company elects to settle Units by the payment of cash, a portion of such cash shall be withheld to satisfy such tax withholding.

Section 409A:	No action may be taken by the Committee pursuant to Section 12(a) of the Plan which affects this Award without the written consent of the Participant.]ii

[Put Right:	Upon the Participant’s termination of employment by the Company without Cause or resignation for Good Reason prior to the second anniversary of the Grant Date, the Participant shall also have the right to cause the Company to purchase, and the Company shall purchase, on such date, any Shares issued in settlement of the Units at Fair Market Value. The Participant’s put right expires upon a Qualified Public Offering.

Resale Restrictions:	In addition to any other restrictions applicable to Participant, following an Initial Public Offering, the Participant is restricted during Service from selling or otherwise transferring Company Securities issued pursuant to this Award (other than a sale of Shares back to the Company), to the extent that, following such sale or other transfer, the percentage of the total Company Securities that continue to be owned by the Participant (determined by dividing the number of Company Securities that would be owned by the Participant immediately after the proposed sale or other transfer by the number of such securities owned on the Grant Date) would be less than the percentage of the aggregate Company Securities that continue to be owned by the Principal Investors (determined by comparing the number of Company Securities that would be owned by the

Principal Investors immediately following the Participant’s proposed sale or other transfer to the number of such securities owned by the Principal Investors on the Grant Date). For purposes of this resale restriction, Company Securities, when used with respect to the Participant, shall include any Restricted Preferred Stock Units and Restricted Common Stock Units then held by the Participant. This provision shall not apply following a termination of Participant’s Service for any reason.]iii

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

By signing your name below, you accept that this Award is granted under and governed by the terms and conditions of the Broadcasting Media Partners, Inc. 2007 Equity Incentive Plan and the Restricted Stock Unit Award Agreement (reference number 2007-SE) issued under such Plan, both of which are hereby incorporated by reference. Capitalized terms used but not defined in this Notice of shall have the meanings assigned to them in the above-referenced documents.

BROADCASTING MEDIA PARTNERS, INC.

By:
Title:

BROADCAST MEDIA PARTNERS HOLDINGS, INC.

By:
Title:

PARTICIPANT

Signature:
Print Name:

[i]	Applicable to Mr. Rodriguez only.

ii	Applicable to Messrs. Rodriguez and Hobson only.

iii	Applicable to Mr. Uva only.

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